CynergisTek Reports Fourth Quarter and Full-Year 2020 Financial Results

Austin, Texas – (March 25, 2021) – CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three and twelve months ended December 31, 2020.

Recent Operational Highlights

•Increased year-end presold revenue by 10% to $17.2 million when compared to Q3 2020.

•Q4 gross margins improved to 37%, a 200 bps improvement over Q3 2020.

•Diversification efforts started to show momentum

oAdded a new University customer in Ball State and expanded services within an existing large University System

oAnnounced expansion of our services to provide consulting and assessments as part of the Cybersecurity Maturity Model Certification (CMMC) for the 300,000 suppliers to the Defense Industrial Base under our RedSpin brand.  We are one of the first 20 certified third-party assessment organizations and have started closing deals to do CMMC readiness evaluations.

•Market conditions and CynergisTek’s recent service enhancements resulted in increased professional services work as demonstrated by the recent announcement of a large $700,000 deal with a new health system client.

“We continue to see progress executing our strategy to ramp up growth, focused on solidifying our market leading position in healthcare, while actively pursuing margin enhancement opportunities and diversification steps to target other highly regulated industries,” said Caleb Barlow, President and CEO of CynergisTek.

“New offerings and the associated strategy have started to show results with a 10% increase in presold revenue, largest quarterly security bookings in over two years and a pipeline that is starting to be more balanced and representative of where we see future growth in and outside of healthcare.”

For the Three Months Ended December 31, 2020, Compared to the Three Months Ended December 31, 2019

Revenue was $4.7 million for the three months ended December 31, 2020, as compared to $5.8 million in the same period in 2019. Managed Services revenue decreased $0.3 million to $2.8 million due to the impact of some customers canceling or delaying renewals and a slowdown in net new customers due largely to healthcare providers responding to the negative impact from, and uncertainty surrounding, the impact of COVID-19. Consulting and professional services revenue decreased $0.8 million to $1.9 million, due in part to lower revenue from legacy CynergisTek business affected by to COVID-19, partially offset by new consulting and professional services revenues from the acquisition of Backbone.

Gross margin was 37% of revenue for the three months ended December 31, 2020, compared to 40% for the same period in 2019. This decrease was a direct result of the drop in revenue partially offset by expense reductions and operational efficiencies we made over the last couple of quarters in reaction.

SG&A expenses decreased $1.3 million for the three months ended December 31, 2020, due primarily to lower payroll related expenses as we looked to rebuild part of the sales team, lower stock base compensation due to the reduction of sales headcount and administrative expense reduction efforts taken to improve operating margins for 2020, partially offset by the addition of Backbone.

GAAP net loss from continuing operations for the three months ended December 31, 2020 was $12.9 million, or $1.18 per basic and diluted share, compared to a net loss of $1.7 million, or $0.17 per basic and diluted share, for the same period of 2019. During the quarter the Company recorded a non-cash impairment to goodwill and intangibles amounting to $16.5 million.

Non-GAAP adjusted EBITDA loss was $0.3 million for the three months ended December 31, 2020, compared to a loss of $0.4 million for the same period in 2019.

The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release and provides the detail of the Company’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss from continuing operations or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measures is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find this measure useful in assessing our ability to service or incur indebtedness, and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors.

Conference Call Information
Date: Thursday, March 25th, 2021
Time: 4:30 pm ET / 1:30 pm PT
U.S.: 1-800-430-8332
International: 1-786-204-3977
Conference ID: 1886683
Webcast: http://public.viavid.com/index.php?id=143905

A replay of the call will be available from Thursday March 25, 2021, 7:30 PM ET to Thursday April 1, 2021, 11:59 PM ET. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 1886683.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.   These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of our vendors to continue supplying the company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-

19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Paul Anthony
(949) 382-1419

InvestorRelations@CynergisTek.com

Media Contact:

Allison + Partners

Jaime Tero

415-755-8639

jaime.tero@allisonpr.com

CYNERGISTEK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$5,613,654	$5,328,726
Accounts receivable, net of allowance for doubtful accounts	2,063,136	3,210,726
Unbilled services	566,713	539,535
Prepaid and other current assets	2,032,420	1,205,769
Income taxes receivable	1,680,866	-
Total current assets	11,956,789	10,284,756

Property and equipment, net	541,525	946,219
Deposits	64,586	72,486
Deferred income taxes	4,959,125	1,836,258
Intangible assets, net	6,063,617	8,585,882
Goodwill	8,394,483	23,983,483
Total assets	$31,980,125	$45,709,084
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,326,919	$638,864
Accrued compensation and benefits	814,830	1,066,770
Deferred revenue	1,265,864	1,437,859
Income taxes payable	-	31,976
Current portion of promissory note to related parties	562,500	562,500
Current portion of operating lease	252,398	533,371
Total current liabilities	4,222,511	4,271,340

Long-term liabilities:
Earnout liability	1,300,000	2,400,000
Promissory note to related parties, less current portion	140,625	703,125
Paycheck Protection Program loan	2,825,500	-
Operating lease liability, less current portion	40,031	158,995
Total long-term liabilities	4,306,156	3,262,120

Commitments and contingencies

Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 12,024,967 shares issued and outstanding at December 31, 2020, and 10,359,164 shares issued and outstanding at December 31, 2019	12,024	10,359
Additional paid-in capital	38,564,520	34,821,863
Accumulated (deficit) earnings	(15,125,086)	3,343,402
Total stockholders’ equity	23,451,458	38,175,624
Total liabilities and stockholders’ equity	$31,980,125	$45,709,084

CYNERGISTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues	$ 4,695,929	$ 5,767,694	$ 18,872,235	$ 21,364,810
Cost of revenues	2,944,573	3,404,896	12,624,389	13,018,673
Gross profit	1,751,356	2,362,798	6,247,846	8,346,137
Operating expenses:
Sales and marketing expenses	1,076,563	1,439,974	5,567,360	5,347,822
General and administrative	1,130,679	2,083,458	6,512,607	6,891,245
Change in valuation of contingent earnout	(1,100,000)	-	(1,100,000)	(178,269)
Depreciation	47,970	46,323	189,638	182,198
Amortization of acquisition-related intangibles	416,191	531,896	1,664,765	1,890,098
Impairment of intangible assets and goodwill	16,446,500	614,010	16,446,500	614,010
Finance cost for equity commitment	-	-	390,000	-
Total operating expenses	18,017,903	4,715,661	29,670,870	14,747,104
Loss from operations	(16,266,547)	(2,352,863)	(23,423,024)	(6,400,967)
Other income (expense):
Interest and other income	457	19,172	10,001	77,274
Interest expense	(23,060)	(177,401)	(100,714)	(617,310)
Loss on disposition of fixed assets	-	-	-	(2,188)
Total other (expense) income	(22,603)	(158,229)	(90,713)	(542,224)

Loss before income tax benefit	(16,289,150)	(2,511,092)	(23,513,737)	(4,432,099)
Income tax benefit	3,402,346	782,032	5,045,249	1,528,808
Net loss from continuing operations	(12,886,804)	(1,729,060)	(18,468,488)	(5,414,383)
Income from discontinued operations, including gain on sale, net of tax	-	1,426,938	-	20,305,087
Net (loss) income	$ (12,886,804)	$ (302,122)	$ (18,468,488)	$ 14,890,704

Net (loss) income per share:
From continuing operations:
Basic	$ (1.18)	$ (0.17)	$ (1.75)	$ (0.55)
Diluted	$ (1.18)	$ (0.17)	$ (1.75)	$ (0.55)

From discontinued operations:
Basic	$ -	$ 0.14	$ -	$ 2.06
Diluted	$ -	$ 0.14	$ -	$ 2.03

Net (loss) income:
Basic	$ (1.18)	$ (0.03)	$ (1.75)	$ 1.51
Diluted	$ (1.18)	$ (0.03)	$ (1.75)	$ 1.49

Number of weighted average shares outstanding:
Basic	10,884,284	10,171,754	10,573,123	9,858,562
Diluted	10,884,284	10,294,487	10,486,334	10,000,507

	Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP loss from operations	$ (16,266,547)	$ (2,352,863)	$ (23,423,024)	$ (6,400,967)
Adjustments:
Stock based compensation	115,583	409,825	1,510,931	1,298,931
Non-recurring restructuring and legal costs	-	368,157	472,000	1,018,157
Change in valuation of contingent earnout	(1,100,000)	-	(1,100,000)	(178,269)
Depreciation	47,970	46,323	189,638	182,198
Amortization of acquisition-related intangibles	416,191	531,896	1,664,765	1,890,098
Impairment of intangible assets and goodwill	16,446,500	614,010	16,446,500	614,010
Finance cost for equity commitment	-	-	390,000	-
Non-GAAP adjusted EBITDA	$ (340,303)	$ (382,652)	$ (3,849,190)	$ (1,575,842)

Non-GAAP adjusted EBITDA per share:
Basic	$ (0.03)	$ (0.04)	$ (0.36)	$ (0.16)
Diluted	$ (0.03)	$ (0.04)	$ (0.36)	$ (0.16)